UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

HALLIBURTON COMPANY
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee paid previously with preliminary materials.

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Important Notice Regarding the Availability of Proxy Materials for the Halliburton Company Stockholder Meeting to be Held on May 15, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report on Form-10K are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/HAL to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 5, 2013 to facilitate timely delivery.

Dear Halliburton Stockholder:

The 2013 Annual Meeting of Stockholders of Halliburton Company (the “Company”) will be held at:
3000 N. Sam Houston Parkway East, Life Center - Auditorium, Houston, Texas 77032, on Wednesday, May 15, 2013 at 9:00 a.m.

Proposals to be considered at the Annual Meeting:
1. To elect the eleven nominees named in the proxy statement as Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.
2. To consider and act upon a proposal to ratify the appointment of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for the year ended December 31, 2013.
3. To consider and act upon advisory approval of the Company's executive compensation.
4. To consider and act upon a proposal to amend and restate the Halliburton Company Stock and Incentive Plan.
5. To consider and act upon a stockholder proposal on Human Rights Policy.
6. To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

The Board of Directors recommends a vote “FOR” the Director Nominees, “FOR” Proposals 2, 3 and 4, and “AGAINST” Proposal 5.

The Board of Directors has set the close of business on March 18, 2013 as the record date (the “Record Date”) for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

DIRECTIONS TO THE HALLIBURTON ANNUAL MEETING OF STOCKHOLDERS
The Halliburton North Belt Facility is located on the N. Sam Houston Parkway East (Beltway 8 Tollway) south feeder between Aldine Westfield and JFK Boulevard

3000 North Sam Houston Parkway East
Houston, Texas 77032
281-871-4000

From I-45	From 59 and IAH
- Take the Sam Houston Parkway East	- Take the Sam Houston Parkway West
- Exit Aldine Westfield	- Exit Aldine Westfield
- “U-Turn” at Aldine Westfield and proceed east on the Sam Houston Parkway feeder

The main entrance to the North Belt Facility will be on your right, about halfway between Aldine Westfield and JFK Blvd.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

è  Internet – Go to www.envisionreports.com/HAL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

è  Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

è  Email – Send email to investorvote@computershare.com with “Proxy Materials Halliburton Company” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 5, 2013